EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2005 relating to the consolidated financial statements, financial statement schedule, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Tekelec, which appears in Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
November 22, 2005